Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (“Agreement”) is entered into on this 23rd day of February, 2011, by and between Amici Enterprises, LLC, a Texas limited liability company (“Enterprises”), Madison GA Acquisitions, LLC, a Georgia limited liability company (“MAC”), Covington Acquisitions, LLC, a Georgia limited liability company (“CAC”), Amici Franchising, LLC, a Texas limited liability company (“AFLLC”), and Amici Restaurants, Inc., a Georgia corporation (“ARI”),  Amici Pizza Co., Inc., a Georgia corporation (“APC”), and Amici Franchising, LLC, a Georgia limited liability company (“Franchising”).

For purposes of this Agreement: (i) Enterprises, MAC, CAC, and AFLLC may be referred to interchangeably or collectively as “Buyer”; (ii) ARI, APC, and Franchising may be referred to collectively as “Sellers”; (iii) Buyer and Sellers may be referred to individually as a “Party”, and  (iv) Buyer and Sellers may be referred to collectively as the “Parties.”

RECITALS

WHEREAS, ARI owns and operates a full service, family-style Italian restaurant offering a variety of pizzas, pastas, wings, salads, and sandwiches, located at 113 South Main Street, Madison, Georgia (the “Madison Restaurant”);

WHEREAS, APC owns and operates a full service, family-style Italian restaurant offering a variety of pizzas, pastas, wings, salads, and sandwiches, located at 1116 College, Covington, Georgia (the “Covington Restaurant”);

WHEREAS, Franchising owns certain assets related to the operation and franchising of AMICI ITALIAN CAFÉ restaurants (the “Franchise Operations”);

WHEREAS, ARI desires to sell assets used in connection with the operation of the Madison Restaurant, APC desires to sell assets used in connection with the operation of the Covington Restaurant, and Franchising desires to sell assets used in connection with the Franchise Operations, and Buyer desires to purchase such assets, all in accordance with the terms and conditions of this Agreement;

WHEREAS, contemporaneous with closing the transactions contemplated by this Agreement, Sellers’ affiliate, AFG Partners, LLC (“AFG Partners”), is contributing to Enterprises, in exchange for an equity interest in Enterprises, all tangible and intangible property used in connection with the Franchise Operations pursuant to a Contribution Agreement between AFG Partners and Enterprises (the “Contribution Agreement”) and, contemporaneous with such contribution, AFG Partners is entering into the Amici Enterprises, LLC Operating Agreement (the “Amici Enterprises Operating Agreement”);

NOW THEREFORE, in consideration of the mutual premises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

I.	SALE AND PURCHASE OF ASSETS

1.1 Sale of Assets of Madison Restaurant. With respect to the Madison Restaurant, the term “Assets” means and includes the following Assets, more specifically described in Schedule 1.1:

(a)	Sellers’ interest in all leasehold improvements and fixtures of the Madison Restaurant;

(b)	All furniture, equipment, computer hardware and software, and signage used in connection with the Madison Restaurant business and/or located at the Madison Restaurant premises;

(c)	All smallwares, and inventory and supplies on-hand at the Madison Restaurant premises at Closing (defined below);

(d)	Sellers’ interest in the Madison Restaurant real estate lease, including security deposit;

(e)	Sellers’ interest in any liquor license or other permit(s) required for the sale of alcoholic beverages at the Madison Restaurant;

(f)	All books and records of Sellers relating to the Madison Restaurant (including vendor documentation);

(g)	Permits and licenses applicable to the operation of the Madison Restaurant (to the extent that they are assignable);

(h)	Prepaid expenses; and

(i)	Sellers’ interest in the telephone number(s) used in connection with the Madison Restaurant.

1.2 Sale of Assets of Covington Restaurant.  With respect to the Covington Restaurant, the term “Assets” means and includes the following Assets, more specifically described in Schedule 1.1:

(a)	Sellers’ interest in all leasehold improvements and fixtures of the Covington Restaurant;

(b)	All furniture, equipment, and computer hardware and software used in connection with the Covington Restaurant business and/or located at the Covington Restaurant premises;

(c)	All smallwares, and inventory and supplies on-hand at the Covington Restaurant premises at Closing;

(d)	Sellers’ interest in any liquor license or other permit(s) required for the sale of alcoholic beverages at the Covington Restaurant;

(e)	All books and records of Sellers relating to the Covington Restaurant (including vendor documentation);

(f)	Permits and licenses applicable to the operation of the Covington Restaurant (to the extent that they are assignable);

(g)	Prepaid expenses; and

(h)	Sellers’ interest in the telephone number(s) used in connection with the Covington Restaurant.

1.3 Sale of Assets of Franchise Operations.  With respect to Franchise Operations, the term “Assets” means and includes the Franchising’s interest, if any, in the following Assets:

(a)	Franchising’s interest in any and all rights and registrations relating to all trademarks relating to the AMICI ITALIAN CAFÉ system;

(b)
Franchising’s interest in any and all copyrights and copyrighted works relating to the AMICI ITALIAN CAFÉ system including, without limitation, web site design and content, menu and menu board design and content, and operations and training manuals design and content;

(c)	Franchising’s interest in any and all trade secrets relating to the AMICI ITALIAN CAFÉ system, including recipes and preparation techniques; and

(d)	Franchising’s interest in any and all other intangible property rights relating to the AMICI ITALIAN CAFÉ system.

1.4 Assets Not Included in Sale. The sale contemplated under this Agreement does not include cash on hand, accounts receivable, utility deposits, prepayment of all taxes or fees, including but not limited to personal property taxes (but not including federal income taxes).  The sale contemplated under this Agreement also does not include any assets used in connection with the operation of an AMICI ITALIAN CAFÉ Restaurant located at 116 N. Broad Street, Monroe, Georgia 30655 (the “Monroe Restaurant”), which will continue to operate after Closing pursuant to a license on terms to be negotiated between the owner of the Monroe Restaurant and Amici Enterprises.

1.5 Prorations.  If Closing occurs in the middle of a billing period, all water charges, sewer, rents and other charges under the Madison real property lease, real property taxes, personal property taxes, utility charges and similar assessments and fees arising out of or related to the operation of the Madison Restaurant, Covington Restaurant, or Franchise Operation in the ordinary course shall be prorated between Sellers and Buyer as of the Closing date (“Prorated Expenses”).  Sellers and Buyer shall, subsequent to Closing, cooperate with respect to the calculation of the Prorated Expenses and make any required payments to each other.

II.           ENCUMBERED ASSETS

2.1           Sale and Purchase of Assets.  Subject to the terms and conditions of this Agreement, Sellers agree to sell to Buyer at Closing, and Buyer agrees to purchase from Sellers at Closing, all of Sellers’ right, title, and interest in and to the Assets pursuant to the terms and conditions of this Agreement.

2.2.            Encumbrances and Permitted Encumbrances of Assets.  Except as shown on Schedule 2.1., and/or as described in Section 4.3., Sellers shall convey to Buyer title to the Assets at Closing free and clear of any liabilities, levies, claims, charges, taxes, assessments, mortgages, security interests, liens, lis pendens, pledges, conditional sales agreements, title retention contracts, leases, subleases, rights of first refusal, options to purchase, restrictions or other encumbrances or agreements.

III.           PURCHASE PRICE FOR ASSETS

3.1           Purchase Price.  In consideration of the sale and transfer as provided in Section 1 herein, Buyer agrees to pay the total purchase of $864,293.00 (“Purchase Price”), allocated to the Sellers as follows:

(a)	$185,954.00 for the Assets relating to operation of the Madison Restaurant (“Madison Purchase Price”);

(b)	$338,376.00 for the Assets relating to operation of the Covington Restaurant (“Covington Purchase Price”); and

(c)	$339,963.00 for the Assets relating to the Franchising Operations (“Franchising Purchase Price”).

3.2           Payment of Purchase Price.

(a)
The Madison Purchase Price shall be payable as follows: delivery of a promissory note in the principal amount of $185,954.00, in the form and containing the terms set forth in Exhibit D-1 (the “Madison Note”).

(b)
The Covington Purchase Price shall be payable as follows: delivery of a promissory note in the principal amount of $338,376.00, in the form and containing the terms set forth in Exhibit E-1 (the “Covington Note”).

(c)
The Franchising Purchase Price shall be payable as follows: $103,715.00 in good and immediate funds on or before March 7, 2011 (which Buyer may extend, at its option, for a period not to exceed 15 calendar days), and delivery of a promissory note in the principal amount of $236,248.00, in the form and containing the terms set forth in Exhibit F-1 (the “Franchising Note”); provided that all amounts due Magnolia State Bank (in the approximate amount of $30,000) shall be paid from the settlement proceeds at Closing.

3.3.           Allocation of Purchase Price.  The Purchase Price shall be allocated for all purposes in the manner set forth in Schedule 3.3.

3.4.           Adjustment to Purchase Price for Inventory. A complete physical inventory of the Madison Restaurant and Covington Restaurant ("Inventory") shall be conducted by Sellers and Buyer immediately following the Closing or such other time as mutually agreed by Sellers and Buyer.  The Inventory shall be valued at Sellers’ cost including applicable freight costs ("Inventory Value").  If Inventory Value at the Madison Restaurant and Covington Restaurant combined is less than $10,000, then the Purchase Price shall be decreased by an amount equal to the amount that the combined Inventory Value is less than $10,000. The reduction in the Purchase Price shall be applied against the cash due at Closing. If Inventory Value at the Madison Restaurant and Covington Restaurant exceeds $10,000 (the “Excess Amount”), and if Buyer elects to purchase the Excess Amount, then the Purchase Price shall be increased by an amount equal to the Excess Amount. The increase in the Purchase Price shall be paid in cash within 30 days after Closing.

IV.	ASSUMPTION OF REAL ESTATE LEASES AND MATERIAL CONTRACTS AND OTHER LIABILITIES

4.1.           Real Property Lease.

4.1.1.           Sellers warrant to Buyer that ARI is the Lessee or Tenant, in good standing, under an oral or implied lease for the Madison Restaurant and that APC is the Lessee or Tenant, in good standing, under the written lease for the Covington Restaurant.  A copy of the Covington lease agreement (the “Covington Lease”) is attached hereto and made part hereof as Schedule 4.1.  The Covington Lease grants APC the sole and exclusive use and possession of the location upon which the Covington Restaurant is located.  Sellers hereby agree to sublease to CAC their rights under the Covington Lease according to the Sublease attached as Exhibit B-2.  Sellers represent to Buyer that the Sublease has been approved by the Covington Lease landlord, without any personal guaranty required on the part of Buyer.

4.1.2.           To the extent that the Landlord conditions its consent to the assignment of the Madison lease or sublease of the Covington lease on delivery or reaffirmation of a personal guaranty by Michael Torino, Christian Torino, and/or APC, Michael Torino, Christian Torino, and/or APC shall deliver or reaffirm (as applicable) such personal guaranty. No extension of a personal guaranty shall be made, however, unless (a) required by the landlord, (b) guaranteed also by a principal of MAC or CAC, as applicable, and (c) such guaranty does not extend beyond expiration of Michael Torino’s or Christian Torino’s employment agreement, as applicable.

4.2.           Franchise Agreements. Sellers warrant to Buyer that Franchising is the Franchisor, in good standing, under the Franchise Agreements described in Schedule 4.2.  A copy of the Franchise Agreement for each franchised restaurant is attached hereto and made part hereof as Schedule 4.2. Sellers hereby agree to transfer and assign their entire interests in the Franchise Agreements including all rights and benefits as franchisor thereunder to Buyer according to the Assignment and Assumption of Franchise Agreements attached as Exhibit C-2.

4.3.           No Assumption of Liabilities Except for the Franchise Agreements as set forth in Assignment and Assumption of Franchise Agreements and assignment of Seller’s interest under the oral or implied lease for the Madison Restaurant, Buyer assumes no liabilities, debts, or other obligations of any Seller.  Specifically, but without limiting the generality of the foregoing, Buyer assumes no liability for real estate taxes, ad valorem taxes, sales taxes, or other taxes, payroll obligations, debts, or liabilities of any Seller, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, or otherwise. Sellers agree to satisfy and discharge as the same shall become due all obligations and liabilities of the Sellers not specifically assumed by the Buyer hereunder, and to indemnify Buyer from and against all such obligation and liabilities.  Buyer also specifically assumes no liability for amounts due (estimated to be approximately $9,500) to Bank of Madison by ARI or amounts due (estimated to be approximately $118,000) to Bank of Madison by APC.  Sellers shall timely pay and discharge all liabilities as and when due.

V.           CLOSING

5.1           Closing. The consummation of the transactions contemplated by and described in this Agreement (the “Closing”) shall take place on or before March 1, 2011 (the “Closing Date”).  Any party may extend the Closing date for a period not to exceed thirty (30) days.  If Closing does not occur by April 1, 2011, this Agreement will be null and void.

5.2           Obligations of Sellers at Closing. At the Closing, and unless otherwise waived in writing by the Buyer:

(a)	Sellers shall deliver to Buyer a fully executed, general bill of sale for all of the Assets in the forms attached as Exhibit A-1, Exhibit B-2, and Exhibit C-1.

(b)
Each Seller shall deliver to Buyer a resolution duly adopted by each of Seller’s shareholders and directors authorizing the sale of all or substantially all of the Seller’s assets and authorizing the transaction contemplated by this Agreement;

(c)	Each Seller shall deliver to Buyer a certificate of existence and good standing from the Secretary of the State of Georgia, dated the most recent practical date prior to Closing;

(d)	APC shall deliver to Buyer a fully signed Sublease for the Covington Restaurant location in the form attached as Exhibit B-2;

(e)	ARI and APC shall deliver to Buyer all documents necessary to effect a transfer of the liquor license for the Madison Restaurant and Covington Restaurant locations;

(f)	Franchising shall deliver to Buyer a fully executed Assignment and Assumption of Franchise Agreements in the form attached as Exhibit C-2; and

(g)	Sellers shall deliver to Buyer such other instruments and documents as Buyer reasonably deems necessary to effect the transactions contemplated by this Agreement.

5.3           Obligations of Buyer at Closing.  At Closing and unless otherwise waived in writing by Seller, Buyer shall deliver to Seller:

(a)	Promissory Notes in the forms of Exhibit D-1, Exhibit E-1, and Exhibit F-1;

(b)	Security Agreements in the forms of Exhibit D-2 and Exhibit E-2;

(c)	Sublease for the Covington Restaurant location in the form attached as Exhibit B-2;

(d)	All documents necessary to effect a transfer of the liquor license for the Madison Restaurant and Covington Restaurant locations;

(e)	A fully executed Assignment and Assumption of Franchise Agreements in the form attached as Exhibit C-2; and

(f)	Such other instruments and documents as Sellers reasonably deem necessary to effect the transactions contemplated by this Agreement.

5.4           Pre-Closing Conditions.  Notwithstanding anything to the contrary herein, it is a condition precedent to Closing that AFG Partners, LLC and anyone else with an interest in any intellectual property relating to the operation or franchising of AMICI ITALIAN CAFÉ Restaurants (including the mark AMICI ITALIAN CAFÉ and Registration No. 3408018, the content and design of the web site presently located at www.amici-cafe.com, the domain name www.amici-cafe.com, and all recipes, including all wing sauce recipes) has contributed such interests to Amici Enterprises, LLC according to the terms of the Contribution Agreement, so that Amici Enterprises, LLC owns all right, title and interest in and to such intellectual property.

VI.           REPRESENTATIONS AND WARRANTIES OF SELLER

Sellers make the following representations and warranties to Buyer:

6.1           Access By Buyer; Representation of 2010 EBITDA and Franchise Receipts.  Sellers have provided Buyer access to, review of and/or copies of all documents, contracts, financial audits, records, data, and reports, requested by the Buyer, relating to and used in connection with the businesses to be acquired under this Agreement.  Sellers further represent to Buyer that, for tax year 2010, Earnings Before Interest, Taxes, and Depreciation (calculated on a cash basis) (“EBITDA”) for ARI, exclusive of general administrative expenses, was $77,170.00; and EBITDA for APC, exclusive of general administrative expenses, was $140,424.00. Sellers further represent to Buyer that, for tax year 2010, Franchising collected from its franchisees $141,082.00 in royalty fees.  Buyer shall have the right, at its option and expense, to audit and inspect all financial records of Sellers for tax year 2010 to determine the accuracy of these representations. If the results of such audit or inspection reveal that EBITDA for ARI or APC, or franchise royalty revenue collected by Franchising, was less than the represented amounts, Buyer shall have the right to reduce the total Purchase Price by an amount equal to the total discrepancy multiplied by 3.5. Such amount shall be deducted from the principal balance initially due under the Madison Note, the Covington Note, and/or the Franchising Note, in such proportions as Buyer deems advisable, and all payments made under the adjusted Promissory Notes shall be re-applied to principal and interest consistent with such adjustment.

6.2           Organizational Capacity.  ARI and APC are corporations duly organized, validly existing and in good standing under the laws of the State of Georgia, and there is no other jurisdiction in which the ownership, use or leasing of ARI’s or APC’s assets or properties, or the conduct or nature of their businesses, makes licensing, qualification, or admission in another state necessary to Buyer as of the date of Closing.  Franchising is a limited liability company organized, validly existing and in good standing under the laws of the State of Georgia, and there is no other jurisdiction in which the ownership, use or leasing of Franchising’s assets or properties, or the conduct or nature of its business, makes licensing, qualification or admission in another state necessary to Buyer as of the date of Closing.

6.3           Corporate Powers, Consents, Absence of Conflicts with Other Agreements, Etc. The execution, delivery and performance of this Agreement by Sellers, and all other agreements referenced in or ancillary hereto and relating to the transactions contemplated by this Agreement to which any Seller is a party, and the consummation of the transactions contemplated herein by such Seller:

(a)           will be duly and validly authorized, executed and delivered on behalf of the respective Seller;

(b)           are within the respective Seller’s corporate powers, are not in contravention of law or of the terms of its articles or certificate of incorporation and bylaws;

(c)           do not require any approval or consent of, or filing with, any governmental agency or authority bearing on the validity of this Agreement;

(d)           do not conflict, result in any breach or contravention of, or permit the acceleration of the maturity of any of the respective Seller’s liabilities, and do not create or permit the creation of any encumbrance on or affecting any of the Assets;

(e)           do not violate any statute, law, rule or regulation of any governmental authority to which the respective Seller or the Assets may be subject, which in each case  would not have a material adverse effect on the business of any Seller taken as a whole (a “Material Adverse Effect”);

(f)           do not violate any judgment, consent decrees or injunctions to which the respective Seller may be subject; and

(g)           do not conflict with or result in a breach or violation of any agreement to which the respective Seller is a party or is bound.

This Agreement, and all agreements hereunder to which any Seller becomes a party, are valid and legally binding obligations of the respective Seller, enforceable against the respective Seller in accordance with the respective terms hereof or thereof, except as enforceability against the respective Seller may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditor’s rights generally and except as enforceability may be subject to general principles of equity.

6.4           Limited Disclaimer of Warranties. The physical condition of the Assets will be sold by Sellers and purchased by Buyer in their present condition at Closing. Seller makes no warranties not expressly stated herein. ALL OTHER WARRANTIES—EXPRESS OR IMPLIED—ARE HEREBY WAIVED.

6.5           Employees and Employee Relations.

(a)           Schedule 6.5, attached hereto, sets forth a complete list as of the date hereof; of the names, positions, current annual salaries or wage rates, and bonus and other compensation arrangements of all full-time and part-time employees of the Sellers.

(b)           There is no pending or, to Seller’s knowledge, any threatened employee lawsuit against the Seller.  (“Knowledge”, “to the knowledge of”, “known” or words or phrases of like import used in this Agreement mean the actual knowledge of the individual or entity making the representation after having made reasonable inquiry or the knowledge of awareness that a prudent person in such individual’s position should have after making a reasonable inquiry.)

(c)           To each Seller’s knowledge, each Seller is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. To each Seller’s knowledge, no Seller is engaged in any unfair labor practices. To Sellers’ knowledge, there are no pending or threatened EEOC, wage and hour, unemployment compensation, worker’s compensation or similar claims against any Seller or against the Madison Restaurant or the Covington Restaurant.

(d)           All persons employed by ARI, APC, or Franchising at the Closing Date were at-will employees with no stated term of employment remaining beyond the Closing Date.

6.6           Taxes. As used herein, the term “Tax” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, stamp, sales, use, transfer, registration, value added, alternative or add-on minimum, transactions privilege tax, estimated, tax, assessment, charge, levy or fee of any kind whatsoever, including any interest or penalties thereon and additions thereof; which are due or alleged to be due to any taxing authority, whether disputed or not; “Tax Return” means any federal, state or local return, declaration, report, claim for refund, information return or statement, including any schedule or attachment thereof and amendments relating to Taxes; and “Affiliated Group” means any affiliated group within the meaning of IRS Code Sec. 1504 or any similar group defined under a similar provision of state, local or foreign law.

(a)
Each Seller has filed all Tax Returns required to be filed and all such Tax Returns are correct and complete in all material respects; each Seller has duly paid all Taxes; no Seller is currently the beneficiary of any extension of time within which to file any Tax Return; no claim has ever been made by a taxing authority in a jurisdiction where any Seller does not file Tax Returns that it is or may be subject to Tax by that jurisdiction; and there are no encumbrances on any of the Assets of any Seller that arose in connection with any failure (or alleged failure) to pay any Tax;

(b)
Each Seller has withheld proper and accurate amounts from its employees’ compensation in full and complete compliance with all withholding and similar provisions of the IRS Code and any and all other applicable laws, and has withheld and paid, or caused to be withheld and paid, all Taxes on monies paid by the Seller to independent contractors, creditors, stockholders, partners and other Person for which withholding or payment is required by law;

(c)
No taxing authority intends to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of any Seller either claimed or raised by any authority in writing, or as to which any Seller has notice or knowledge based upon personal contact with any agent of such authority; Sellers have provided to Buyer access to all requested Tax information.

(d)	There is not currently in effect any waiver of a statute of limitations in respect of Taxes by any Seller or any agreement to extend the time with respect to a Tax assessment or deficiency.

6.7           Litigation or Proceedings. There is no litigation, arbitration, or other proceedings with respect to the Madison Restaurant, the Covington Restaurant, the Franchise Operations, or any business or operations of any Seller. No Seller is in default in any material respect under any judgment of any court, arbitration tribunal or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located. There are no claims, actions, suits, proceedings or investigations pending, or to Seller’s knowledge, threatened against or affecting any Seller or in connection with any Seller’s business, at law or in equity, before or by any court, arbitration tribunal, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located.

6.8           Hazardous Materials.   There are no Assets in violation of any federal, state or local law, ordinance of regulation relating to Hazardous Materials (defined as any toxic, dangerous, or other regulated waste, substance or product, chemical or pollutants of any kind and other waste material, substance, chemical, pollutant, or contaminant the presence or emission of which is prohibited by or may give rise to liability under any laws ordinance, statutes, codes, rules, regulations, orders or decrees under federal, state or local law).  To Seller’s knowledge there is and has been no presence of Hazardous Materials at, on or under the Restaurant that currently requires remediation. No Seller has any notice of any formal or informal assertion by any governmental or regulatory agency or other person that any Seller or any predecessor business, operator, land owner, or occupant of the Madison Restaurant or the Covington Restaurant may be a potentially responsible party in connection with any Hazardous Material treatment, storage or disposal at either restaurant or in connection with the operation of either restaurant prior to Closing.  No Seller has any knowledge of any pending or threatened claims or any reasonable basis for damages by any person or any governmental or regulatory authority against any Seller under any environmental law in connection with either restaurant or the operation of either restaurant prior to Closing. No Seller has any knowledge of any pending or threatened claims or any reasonable basis for damages by any person or any governmental or regulatory authority against any Seller under any environmental law in connection with either restaurant or the operation of either restaurant prior to Closing.  No claim, lien or other encumbrance has been or is imposed on any of the Assets or either restaurant under any environmental laws.  Each Seller has obtained all permits, licenses, registrations, identification numbers, and other approvals and authorization, and has made all reports and notifications required under any environmental laws in connection with the Assets and the restaurants.

6.9.           Licenses.  Except for the oral trademark licenses between Franchising and ARI and APC, the oral trademark license governing the operation of the Monroe Restaurant, and the written Franchise Agreements between Franchising and its franchisees, no third party presently has been granted any right or license to use the mark AMICI ITALIAN CAFÉ or any derivative thereof.  The Parties acknowledge and agree that AFG Partners own a recipe for wing sauce (which recipe will be contributed to Enterprises under the Contribution Agreement) and may in the future desire to manufacture and distribute the wing sauce under the AMICI brand.  In such event, Buyer agrees to grant to AFG Partners a perpetual, royalty-free license to use the AMICI trademark in connection with the wing sauce upon such terms mutually agreed to by the parties. Such license agreement may, at Buyer’s election, include a restriction against distribution of the wing sauce to restaurants.

VII.           REPRESENTATIONS AND WARRANTIES OF THE BUYER

Buyer represents and warrants to Seller the following:

7.1           Corporate Capacity. Enterprises and AFLLC are and will be at Closing duly organized and validly existing in good standing under the laws of the State of Texas.  Enterprises and AFLLC have the requisite power and authority to enter into this Agreement, perform its obligations hereunder and to conduct its businesses as now being conducted.

7.2           Corporate Powers, Consents, Absence of Conflicts With Other Agreements. Etc. The execution, delivery and performance of this Agreement by Buyer and all other agreements referenced in or ancillary hereof to which Buyer is a party and the consummation of the transactions contemplated herein by Buyer:

(a)	will be duly and validly authorized, executed and delivered on behalf of Buyer;

(b)	are within Buyer’s corporate powers, are not in contravention of law or of the terms of its articles or certificate of incorporation and bylaws;

(c)	do not require any approval or consent of, or filing with, any governmental agency or authority bearing on the validity of this Agreement.

(d)
do not violate any statute, law, rule or regulation of any governmental authority to which Buyer may be subject and which may have an effect on the business contemplated under this Agreement subsequent to Closing;

(e)	do not violate any judgment, consent decrees or injunctions to which Buyer may be subject, which would have a Material Adverse Effect on Buyer.

7.3           Binding Effect. This Agreement and all other agreements to which Buyer becomes a party hereunder are valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with the respective terms hereof and thereof; except as enforceability against Buyer may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity.

VIII.           COVENANTS AND GUARANTY OF SELLERS

8.1           Board of Director’s Approvals.  As of the Closing Date, each Seller’s Board of Directors shall have authorized this Agreement and the transaction contemplated herein and therein and each Seller’s Secretary or Assistant Secretary shall have delivered to Buyer, within such time frame, a certified copy of the resolution of its Board of Directors to such effect.

8.2           Adverse Actions After Closing.  No Seller shall take, or fail to take, any action after Closing that would render Seller unable to perform its post-Closing obligations, including Buyer’s lease obligations, under this Agreement.

8.3           Further Acts and Assurances. At any time and from time to time at and after the Closing, upon request of Buyer, each Seller shall, without cost to Seller, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, powers of attorney, confirmations and assurances as Buyer may reasonably request to carry out the provisions of this Agreement.

8.4           Covenant Not to Compete.  For a period of two (2) years from the Closing date, Sellers and their principals, Michael Torino and Christian Torino, and their affiliate, AFG Partners, LLC, shall not directly or indirectly own any legal or beneficial interest in, manage, operate or provide consulting services for any restaurant offering pizza or wings as a menu item within the State of Georgia.  For purposes of construing and enforcing this provision, the parties stipulate that the Madison Restaurant and Covington Restaurant draw a significant portion of their respective customer bases from areas exceeding a two (2) mile radius from the restaurant location. For a period of two (2) years from the Closing date, Sellers and their principals, Michael Torino and Christian Torino, and their affiliate, AFG Partners, LLC, shall not directly or indirectly own any legal or beneficial interest in, manage, operate or provide consulting services for any company that franchises the operation of any type of business with headquarters or company-owned or franchised locations in the State of Georgia.  This two (2) year period will be tolled during any period of noncompliance.

8.5.           Guaranty of Financial Performance. Sellers represent to Buyer that franchise royalty fees payable and actually collected by Buyer under the four Franchise Agreements being assigned hereunder will equal or exceed $120,000 during calendar year 2011 (pro-rated as of the Closing date) and $120,000 during calendar year 2012.  If franchise royalty fees payable and actually collected by Buyer during calendar year 2011 or 2012 are less than these amounts (regardless of the reason for the deficiency including if the deficiency resulted from a restaurant closure or relocation), Sellers shall be liable to Buyer in an amount equal to the actual deficiency multiplied by 3.5. The obligations of Sellers under this paragraph are joint and several.  Buyer has the right to set-off the aggregate amount of such liability against payments due under the Madison Note, the Covington Note, and the Franchising Note (see Section 3.3.), in such proportions as Buyer determines appropriate, in its sole discretion.  Such set-off amount will be applied to reduce the initial Principal Balance due under the applicable note, and past and future payments of principal and interest will be adjusted accordingly.

IX.           COVENANTS OF BUYER

9.1.           Adverse Actions After Closing. Buyer shall not take, or fail to take, any action after the Closing that would render Buyer unable to perform its post-Closing obligations under this Agreement.

9.2.           Further Acts and Assurances. At any time and from time to time at and after the Closing, upon request of Seller, Buyer shall, without cost to Buyer, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, powers of attorney, confirmations and assurances as Sellers may reasonably request to carry out the provisions of this Agreement.

 X.           ADDITIONAL AGREEMENTS

10.1           Post-Closing Maintenance of and Access to Information. Seller and Buyer acknowledge that after Closing each party may need access to information or documents in the control or possession of the other Party for the purposes of concluding the transactions herein contemplated.  Accordingly, each Party shall keep, preserve and maintain in the ordinary course of business, and as required by law and relevant insurance carriers, all books, records (including student records), documents and other information in the possession or control of such Party and relevant to the foregoing purposes at least until the expiration of any applicable statute of limitations or extensions thereof. Each Party shall cooperate fully with, and make available for inspection and copying by, the other Party, its employees, agents, counsel and accountants or governmental agencies, upon written request and at the expense of the requesting Party, such books, records documents and other information to the extent reasonably necessary to facilitate the foregoing purposes.

XI.           INDEMNIFICATION AND OTHER RELIEF

11.1           Indemnification by Sellers.  Subject to and only to the extent provided in this Section 11.1, from and after the Closing, Sellers shall indemnify, defend and hold harmless Buyer after the Closing from and against any claims, demands, suits, judgments, and losses made against, incurred, or suffered by Buyer directly or indirectly, for the period prior to the Closing and/or as a result of or arising from:

(a)	the breach of any representation or warranty of Sellers contained herein; or

(b)
the nonfulfillment of any covenant, agreement or other obligation of Sellers set forth in this Agreement or any agreement, instrument, certificate or other document signed by the Parties and delivered or to be delivered pursuant to this Agreement; or

(c)
any act or omission relating to the offer or sale of any franchise by Franchising, or claims arising out of or related to Franchising’s performance or alleged failure to perform under any Franchise Agreement, including claims subject to indemnification under the Assignment and Assumption of Franchise Agreements,

The obligations of Sellers under this paragraph are joint and several.

11.2           Indemnification by Buyer.   Subject to and only to the extent provided in this Section 11.2, from and after the Closing, Buyer shall indemnify, defend and hold harmless Seller, after the Closing, from and against any claims, demands, suits, judgments, and losses made against, incurred, or suffered by Seller directly or indirectly, for the period following the Closing and/or as a result of or arising from:

(a)	the breach of any representation or warranty of Buyer contained herein; or

(b)
the nonfulfillment of any covenant, agreement or other obligation of Buyer set forth in this Agreement or any agreement, instrument, certificate or other document signed by the Parties and delivered or to be delivered pursuant to this Agreement.

11.3           Survival of Representations and Warranties; Indemnity Period.  Notwithstanding any right of Buyer (whether or not exercised) to investigate the affairs of Sellers, or any right of any Party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other Party contained in this Agreement, Sellers have, on the one hand, and Buyer has, on the other hand, the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations and warranties respectively made by Sellers, on the one hand, and Buyer, on the other hand, in this Agreement or in any certificate respectively delivered by Sellers or Buyer will survive the Closing for twenty-four (24) months after the Closing.

11.4           Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder the party seeking indemnification (the “Indemnified Party”), shall promptly notify the party from whom indemnification is sought (the “Indemnifying Party”) of the claim and, when unknown, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third-party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, unless suit shall have been instituted against it.  No party may agree to equitable relief against the other party without such other party’s written consent, given in its sole discretion.

11.5           Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date notice of such claim is made, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

11.6           Payment of Indemnification Obligation. All indemnification by the Buyer or the Sellers hereunder shall be effected by payment of cash or delivery of a cashier’s or certified check in the amount of the indemnification liability. With respect to indemnification claims against Sellers (or any of them), Buyer, at its option, shall have the right to offset the amount of such liability against payments due under the Madison Note, the Covington Note, and/or the Franchising Note, as Buyer elects in its sole discretion.

XII.           GENERAL PROVISIONS

12.1           Schedules. The Schedules and Exhibits attached to this Agreement are incorporated by reference herein.

12.2           Time of Essence. Time is of the essence in the performance of this Agreement. This Section may not be waived except in a writing signed by the Parties expressly referring hereof.

12.3           Consents. Approvals and Discretion. Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by any party or any party must or may exercise discretion, such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised.

12.4           Expenses; Legal Fees and Costs. Except as otherwise expressly set forth in this Agreement, all expenses of the preparation of this Agreement and of the purchase of the Assets, including counsel fees, accounting fees, brokerage or finder fees and commissions, investment advisor’s fees and disbursements, shall be paid or accrued by the party incurring such expense, whether or not such transactions are consummated.

12.5           Choice of Law, Jurisdiction, and Forum Selection. This Agreement (including its Schedules and Exhibits, except as otherwise expressly provided therein) and the parties relationship created hereby is governed by Texas law, without regard to conflicts of laws principles.  This Agreement shall be performed in Dallas County, Texas and shall be governed by and construed in accordance with the laws of the State of Texas and the County of Dallas, Texas. Any dispute arising out of this Agreement (including any Schedule or Exhibit to this Agreement, except as otherwise expressly provided therein), the Contribution Agreement, or Amici Enterprises Operating Agreement, shall be brought and prosecuted exclusively in a state or federal court situated in Dallas County, Texas. The Parties irrevocably consent to the personal jurisdiction of these courts, and waive all questions of personal and subject matter jurisdiction or venue for the purpose of carrying out this provision. Notwithstanding the foregoing, Buyer may bring an action for injunctive relief to enforce the noncompete provisions contained in Section 8.4. in any court of competent jurisdiction.

12.6           Benefit/Assignment.  Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the Parties and their respective legal representatives, successors and assigns; provided that no party may assign this Agreement or any part hereof; or delegate any duty or obligation to be performed hereunder, to another Person without the prior written consent of the other party.

12.7           No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of Buyer and its designees and Seller and its respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

12.8           No Waiver. The waiver by either party of a breach or violation by another party of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach or violation of the same, or a breach or violation of any other provision hereof. All remedies, either under this Agreement, or by law or otherwise afforded, will be cumulative and not alternative.

12.9           Notices. Any notice, demand or communication required, permitted or desired to be given hereunder shall be deemed effectively given when personally delivered, when received by facsimile or other electronic means, when confirmed as delivered by courier, or the date of receipt as confirmed by the United States Postal Service, in any event addressed as follows:

Sellers:                 Amici Restaurants, Inc.
520 East Ave.
Madison, Georgia 30650
Attention: Michael Torino

with a copy to:       Eric Krasle, Esquire
425 N. Lumpkin St #210
Athens, Georgia 30601

Buyer:                   Great American Food Chain, Inc.
2808 Cole Avenue
Dallas, Texas 75204
Attention: Ed Sigmond, President

with copy to:         Cheryl L. Mullin
Mullin Law, PC
2425 N. Central Expressway, Suite 200
Richardson, Texas 75080

or to such other address or number, or to the attention of such other Person, as any party may designate, at any time, in writing in conformity with these notice provisions.

12.10           Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of Buyer or Sellers under this Agreement will not be materially and adversely affected thereby, such provision will be fully severable, this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as is possible.

12.11           Gender and Number. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

12.12           Entire Agreement/Amendment. This Agreement and its Schedules and Exhibits supersedes all previous agreements, negotiations, representations or contracts and constitutes the entire agreement of whatsoever kind or nature existing between or among the Parties representing the within subject matter and no Party shall be entitled to benefits other than those specified herein. As between or among the Parties, no oral statement or prior written material not specifically incorporated herein shall be of any force and effect. The Parties specifically acknowledge that in entering into and executing this Agreement, the Parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded unless and until made in writing and signed by the Parties. The representations and warranties set forth in this Agreement shall survive the Closing and remain in full force and effect, and shall survive the execution and delivery of this Agreement. This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument. This Agreement may not be amended or otherwise modified except in a writing duly executed by the Parties.

12.13           Drafting.   No provision of this Agreement shall be interpreted for or against any party hereof on the basis that such party was the draftsman of such provision, both parties having participated equally in the drafting hereof; and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

12.14           Transfer and Sales Tax. Buyer agrees to pay and shall indemnify Seller in respect of, and hold Seller harmless against, all sales, use, value added, goods and services, transfer or similar taxes, if any, arising out of the transactions contemplated by this Agreement, as well as any interest or penalties owing in connection therewith.

12.15.           Joint and Several Obligations of Sellers.  The obligations of Sellers under this Agreement are joint and several.

XIII.           SIGNATURES OF PARTIES; EXECUTION DATE

IN WITNESS HEREOF, the Parties hereto have caused this Agreement to be executed in multiple originals by their authorized officers, all as of the date and year first written above.

SELLERS:

AMICI RESTAURANTS, INC.
a Georgia corporation

By: /s/ Mike Torino
Name: Mike Torino
Title: CEO

AMICI PIZZA CO., INC.
a Georgia corporation

By: /s/ Mike Torino
Name: Mike Torino
Title: CEO

AMICI FRANCHISING, LLC
a Georgia limited liability company

By: /s/ Mike Torino
Name: Mike Torino
Title: CEO

BUYER:

AMICI ENTERPRISES, LLC
a Texas limited liability company

By: /s/ Edward Sigmond
Name: Edward Sigmond
Title: CEO

AMICI FRANCHISING, LLC
a Texas limited liability company

By: /s/ Edward Sigmond
Name: Edward Sigmond
Title: CEO

MADISON GA ACQUISITIONS, LLC
a Georgia limited liability company

By: /s/ Mike Torino
Name: Mike Torino
Title: CEO

COVINGTON ACQUISITIONS, LLC
a Georgia limited liability company

By: /s/ Mike Torino
Name: Mike Torino
Title: CEO

The undersigned principals and affiliates of Sellers hereby agree to be personally bound by and to comply with the Covenant Not to Compete as set forth in paragraph 8.4. of this Agreement. The undersigned further bind themselves to the choice of law, jurisdiction, and forum selection provisions contained in Section 12.5., and irrevocably consent to the personal jurisdiction of the state and federal courts situated in Dallas County, Texas, and waive all questions of personal and subject matter jurisdiction or venue for the purpose of carrying out this provision. The undersigned further acknowledge and agree that, notwithstanding the foregoing, Buyer may bring an action for injunctive relief to enforce the noncompete provisions contained in Section 8.5. in any court of competent jurisdiction. The undersigned further consent to and agree to be bound by the choice of law, jurisdiction, and forum selection provisions as described in Section 12.5. of this Agreement.
/s/ Mike Torino
Michael Torino, Individually

/s/ Christian Torino
Christian Torino, Individually

AFG Partners, LLC

By: /s/ Michael Torino
Michael Torino, President

Schedule 1.1 – Assets

ASSET SCHEDULE					MADISON

#	Location	Description	QTY	U/M	Make	Model #	Serial #	Asset Tag No.	Date of Acqui.
1		Water Heater	2	ea.	whirlpool
2		Signs	2	ea.
3	k	Hand Sinks 20'x20"	4	ea.	n/a	n/a	n/a
4	k	Ice Maker	1	ea.	manitow	ser.600
5		Satelitte Receiver	2	ea.	n/a	n/a	n/a
6	rtc	6 eye oven/stove	1	ea.	Imperial
7	k	Grill – Flattop	1	ea.	Anvil	FTA 9022	1153
8	o	POS System: Includes, 1 Server, 3 terminals,3 printers, software	1	ea.	n/a	n/a	n/a
9	rtc	slide top beer cooler	1	ea.	TRUE
10	D	Radio Receiver	1	ea.	n/a	n/a	n/a
11	K	Custom Bar	1	ea.
12	K	Tea Urns	3	ea.	n/a	8799	101802
13	K	Wine Glasses	36	ea.	n/a	n/a	n/a
14	K	BeerCooler	1	ea.	TRUE	n/a	n/a
15	K	Coffee Maker	1	ea.	n/a	CWT – 15	1575
16	K	Coffeer Mugs	22	ea.	n/a	n/a	n/a
17	K	Coke Glasses	75	ea.	n/a	n/a	n/a
18	rtc	stand-up freezer	1	ea.
19	rtc	PA System	1	ea.
20	D	Fire Extingusher	2	ea.	n/a	n/a	SM998437
21	D	Bar Stools	14	ea.	n/a	n/a	n/a
22	k	2 door food fridge	1	ea.	TRUE
23	D	CD Player	1	ea.	n/a	n/a	n/a
24	B	Coke Guns	2	ea.	n/a	n/a	n/a

25	B	CO2 Compressor	1	ea.	n/a	n/a	n/a
26	K	SS Prep Table – 2'X2'	2	ea.
27	K	4 door veggie fridge	1	ea.	mccall
28	rtc	Televisions	1	ea.	sony
29	D	Televisions HD	1	ea.	sony	n/a	n/a
30	D	TV Mounts	1	ea.	n/a	n/a	n/a
31	D	Tables – 2 tops	10	ea.	n/a	n/a	n/a
32	D	Tables – 4 tops	12	ea.	n/a	n/a	n/a
33	D	Tables- 6 top	1	ea.	n/a	n/a	n/a
34	D	Tables- round	3	ea.
35	D	Dining Room Chairs	45	ea.	n/a	n/a	n/a
36	D	Ceiling Fans	4	ea.	n/a	n/a	n/a
37	D	Booths	6	ea.	n/a	n/a	n/a
38	D	Speakers	4	ea.	n/a	n/a	n/a
39	D	Hanging Lights	7	ea.	n/a	n/a	n/a
40	F	Awning	1	ea.
41	rtc	metal back chairs	36	ea.
42	F	Chairs – Patio	12	ea.	n/a	n/a	n/a
43	F	Tables – Patio	3	ea.	n/a	n/a	n/a
44	K	Appetizer Plates	78	ea.	Crestware
45	K	Pizza Pans – 16”	15	ea.
46	K	Pizza Pans – 14”	27	ea.
47	K	Pizza Pans – 10”	40	ea.
48	K	Pizza Screens – 14”	20	ea.
49	K	Pizza Screens – 10”	25	ea.
48	K	Pizza Screens – 16”	15	ea.
49	K	Mixing Bowl – Lg	3	ea.
50	K	Mary Warmer – 3 Comp.	1	ea.	Nemco	6055A 19A	M02
51	K	Industrial Can Opener	1	ea.	Edlund
52	K	assorted kitchen utensils
53	K	Pans – 1/3 Metal	5	ea.	Cambro

54	K	Mixing Bowl – Sm	5	ea.
55	K	SS Prep Table – 6'	1	ea.
56	K	SS Prep Table – 5'	2	ea.
57	K	WOOD Prep Table – 5'	1	ea.	Sani Safe	Std 2	20000542
58	K	Boiling Pot – Lg	3	ea.
59	K	Timer (Electronic)	1	ea.	Cooper
60	K	box freezers	3	ea.	whirlpool
61	K	Refrigerator – Upright	1	ea.	n/a	n/a	n/a
62	K	Pizza Screens – 18”	10	ea.
63	K	3 comp sink	1
64	rtc	Small Cooler	1	ea.	TRUE
65	K	Sheet Pans	5	ea.
66	K	Salad Bowls	25	ea.
67	K	Fryer	1	ea.	Imperial
68	K	Dough Trays	22	ea.
69	K	Hobart Mixer	1	ea.	Hobart	p-660	1684951
70	K	Hotel Pan - ½ – Plastic	2	ea.	Cambro
71	K	Hotel Pan - ½ – Metal	2	ea.
72	K	2 eye stock burner	1	ea.
73	K	Collander	2	ea.
74	K	Burner – 4 Eye	1	ea.	Royal	RHP 36-6	239904
75	K	Brick Oven	2	ea.	Blodget	6000.00
76	K	Dishwashing Machine	1	ea.	n/a	n/a	n/a
77	K	Line freezer	1	ea.	Frigidaire
78	K	Dinner Plates	80	ea.	Homer
79	K	Hotel Pan -full– Metal	2	ea.
82	K	Ice Bin	1	ea.	Scottsman	BH900E	711849-09Z
83	O	Dunnage racks	6	ea.
84	K	1/6th pan lids	40	ea.	Cambro
85	K	DELI Slicer	1	ea.	berkel	827-E	29238
86	K	Scale – 32 oz.	1	ea.	Pelouze	832 RD	n/a

87	K	Cutting Board – Small	2	ea.
88	K	Salad spinner	1	ea.
89	K	Cutting Board – Large	2	ea.
90	K	neon signs	4	ea.
91	K	A.C. units	2	ea.
92	K	phone systems	4	ea.	uniden
93	K	Sandwich Prep Table 72”	1	ea.	TRUE
94	K	SS. Equipmetn table	1	ea.
95	K	high chairs	4	ea.
96	K	Can Rack	1	ea.	n/a	n/a	n/a
97	K	1 door table fridge	1	ea.
98	K	Warmer – 7 qt.	1	ea.	Vollrath	HS – 7
99	rtc	4 comp. sink	1	ea.
100	K	Pasta Pot	1	ea.
101	K	Pizza Peels	3	ea.
102	K	Hotel Pan – Deep Plastic	1	ea.	Cambro
103	K	Hotel Pan – Shallow	1	ea.	Cambro
104	K	Pans – 1/6 Plastic	60	ea.	Cambro
105	K	Hand blender	1	ea.	GE
106	K	Pizza prep table 96"	1	ea.	TRUE
107	K	Pizza Spatula's	25	ea.
108	K	Scale – 25 lb.	1	ea.	Pelouze	YG425R
109	K	Metro Shelves	12	ea.
110	K	Microwave – 1200 W	1	ea.	Sharp
111	K	Scale - 2 lb.	1	ea.	Crestwx

112	K	Saute Pans	12	ea.
113	K	Plastic Shelves – White	6	ea.
114	rtc	Refrigerator	1	ea.	Frigidaire	FFU14C3W7	W840969433
115	rtc	salamander broiler	1	ea.	Imperial
116	K	Containers – 4 qt.	10	ea.	Cambro
117	K	Pans – 1/6 Metal	25	ea.
118	K	Containers – 2 qt.	12	ea.	Cambro
119	K	Pans – 1/3 Plastic	6	ea.
120	O	Printer	1	ea.	n/a	n/a	n/a
121	O	Fax machine	1	ea.	n/a	n/a	n/a
122	O	File Cabinet	1	ea.	n/a	n/a	n/a
123	O	office desk	1	ea.
124	O	Security camera system	1	ea.

ASSET SCHEDULE					COV

#	Location	Description	QTY	U/M	Make	Model #	Serial #	Asset Tag No.
1	B	Water Heater	1	ea.	n/a	EIEZ5US	04081893..
2	B	Back Bar Stools	6	ea.	n/a	n/a	n/a
3	B	Hand Sink	1	ea.	n/a	n/a	n/a
4	B	Red Wine Glasses	21	ea.	n/a	n/a	n/a
5	B	Satelitte Receiver	2	ea.	n/a	n/a	n/a
6	B	Keg Cooler – 3 tap	1	ea.	n/a	n/a	n/a
7	B	Keg Cooler – 5 tap	1	ea.	n/a	n/a	n/a
8	B	POS System: Includes, 1 Server, 3 terminals,3 printers, software	1	ea.	n/a	n/a	n/a
9	B	Wione Chiller	1	ea.	n/a	n/a	n/a
10	B	XM Radio	1	ea.	n/a	n/a	n/a
11	B	Custom Front Bar	1	ea.
12	B	Tea Urns	3	ea.	n/a	8799	101802
13	B	White Wine Glasses	36	ea.	n/a	n/a	n/a
14	B	BeerCooler	1	ea.	n/a	n/a	n/a
15	B	Coffee Maker	1	ea.	n/a	CWT – 15	1575
16	B	Coffeer Mugs	22	ea.	n/a	n/a	n/a
17	B	Coke Glasses	115	ea.	n/a	n/a	n/a
18	B	BeerCooler	1	ea.	n/a	44779V	n/a
19	B	Carafes	4	ea.	n/a	n/a	n/a
20	B	Fire Extingusher	1	ea.	n/a	n/a	SM998437
21	B	Front Bar Stools	14	ea.	n/a	n/a	n/a
22	B	Glass boards	2	ea.	n/a	n/a	n/a
23	B	CD Player	1	ea.	n/a	n/a	n/a
24	B	Coke Guns	2	ea.	n/a	n/a	n/a
25	B	Wine Chillers	3	ea.	n/a	n/a	n/a

26	B	CokeCompressor	1	ea.	n/a	n/a	n/a
27	BB	CO2 Compressor	1	ea.	n/a	n/a	n/a
28	BB	Fire Extingusher	1	ea.	n/a	n/a	n/a
29	D	Televisions	3	ea.	n/a	n/a	n/a
30	D	Train	1	ea.	n/a	n/a	n/a
31	D	TV Mounts	3	ea.	n/a	n/a	n/a
32	D	Tables – 2 tops	12	ea.	n/a	n/a	n/a
33	D	Tables – 4 tops	8	ea.	n/a	n/a	n/a
34	D	Hand Sink	1	ea.	n/a	n/a	CS4265092
35	D	Dining Room Chairs	55	ea.	n/a	n/a	n/a
36	D	Ceiling Fans	6	ea.	n/a	n/a	n/a
37	D	Booths	4	ea.	n/a	n/a	n/a
38	D	Speakers	6	ea.	n/a	n/a	n/a
39	D	Hanging Lights	14	ea.	n/a	n/a	n/a
40	F	Awning	1	ea.
41	F	Iron Railing	1	ea.
42	F	Chairs – Patio	8	ea.	n/a	n/a	n/a
43	F	Tables – Patio	4	ea.	n/a	n/a	n/a
44	K	Appetizer Plates	78	ea.	Crestware
45	K	Pizza Pans – 16”	15	ea.
46	K	Pizza Pans – 14”	27	ea.
47	K	Pizza Pans – 10”	40	ea.
48	K	Pizza Screens – 14”	20	ea.
49	K	Pizza Screens – 10”	25	ea.
48	K	Pizza Pans – 18”	3	ea.
49	K	Mixing Bowl – Lg	3	ea.
50	K	Mary Warmer – 3 Comp.	1	ea.	Nemco	6055A 19A	M02
51	K	Industrial Can Opener	1	ea.	Edlund
52	K	Pasta Pot	1	ea.
53	K	Pans – 1/3 Metal	5	ea.	Cambro
54	K	Mixing Bowl – Sm	5	ea.

55	K	SS Prep Table – 6'	1	ea.
56	K	SS Prep Table – 5'	1	ea.
57	K	SS Prep Table – 5'	2	ea.	Sani Safe	Std 2	20000542
58	K	Boiling Pot – Lg	2	ea.
59	K	Timer (Electronic)	1	ea.	Cooper
60	K	SS Prep Table – 8'	2	ea.	Load King	PT 3072-3	1357026
61	K	Refrigerator – Upright	1	ea.	n/a	n/a	n/a
62	K	Pizza Screens – 18”	10	ea.
63	K	Pizza Screens – 16”	15	ea.
64	K	Small Cooler	1	ea.	Beverage-Aire
65	K	Sheet Pans	5	ea.
66	K	Salad Bowls	50	ea.
67	K	Fryer – Large	1	ea.	Frymaster	MJCFSD	0006HA0068
68	K	Dough Trays	22	ea.
69	K	Dough Mixer	1	ea.	Hobart	L-800	1684951
70	K	Hotel Pan - ½ – Plastic	2	ea.	Cambro
71	K	Hotel Pan - ½ – Metal	2	ea.
72	K	Fryer – Small	1	ea.	Dean	SR42GNS	0402MA0860
73	K	Collander	2	ea.
74	K	Burner – 6 Eye	1	ea.	Royal	RHP 36-6	239904
75	K	Brick Oven	4	ea.	Blodget
76	K	Dishwashing Machine	1	ea.	n/a	n/a	n/a
77	K	Cooler – dessert	1	ea.	Everage Aire
78	K	Dinner Plates	80	ea.	Homer
79	K	Hotel Pan – Metal	2	ea.
82	K	Ice Collector Box	1	ea.	Scottsman	BH900E	711849-09Z
83	K	Spoons – Wooden	5	ea.
84	K	Square Tops	40	ea.	Cambro
85	K	Meat Slicer	1	ea.	Anvil	SLR 7312	3702
86	K	Scale – 32 oz.	1	ea.	Pelouze	832 RD	n/a
87	K	Cutting Board – Small	1	ea.

88	K	Sign	1	ea.
89	K	Cutting Board – Large	2	ea.
90	K	Spatula's – Plastic	5	ea.	Crestware
91	K	Meat Mallet	2	ea.
92	K	Whisks – Small	3	ea.
93	K	Sandwich Prep Table 72”	1	ea.
94	K	Equipmetn Stand	1	ea.
95	K	Ice Maker	1	ea.	Scottsman	CME506A	757029-11E
96	K	Can Rack	1	ea.	n/a	n/a	n/a
97	K	Walk-In Cooler Freezer	1	ea.
98	K	Warmer – 7 qt.	1	ea.	Vollrath	HS – 7
99	K	Whisks – Large	1	ea.
100	K	Pasta Pot	1	ea.
101	K	Pizza Peels	2	ea.
102	K	Hotel Pan – Deep Plastic	1	ea.	Cambro
103	K	Hotel Pan – Shallow	1	ea.	Cambro
104	K	Pans – 1/6 Plastic	60	ea.	Cambro
105	K	Hand blender	1	ea.	GE
106	K	Grill – Flattop	1	ea.	Anvil	FTA 9022	1153
107	K	Pizza Spatula's	25	ea.
108	K	Scale – 25 lb.	1	ea.	Pelouze	YG425R	120000000243
109	K	Metro Shelves	12	ea.
110	K	Microwave – 1200 W	1	ea.	Sharp
111	K	Scale - 2 lb.	1	ea.	Crestwx
112	K	Saute Pans	12	ea.
113	K	Plastic Shelves – White	6	ea.
114	K	Refrigerator	1	ea.	Frigidaire	FFU14C3W7	W840969433
115	K	Hot Water Heater	2	ea.
116	K	Containers – 4 qt.	10	ea.	Cambro
117	K	Pans – 1/6 Metal	25	ea.

118	K	Containers – 2 qt.	12	ea.	Cambro
119	K	Pans – 1/3 Plastic	6	ea.
120	O	Printer	1	ea.	n/a	n/a	n/a
121	O	Fax machine	1	ea.	n/a	n/a	n/a
122	O	File Cabinet	1	ea.	n/a	n/a	n/a
123	O	Security Camera System	1	ea.	lease	n/a	n/a
124	O	Host Stand	1	ea.	n/a	n/a	n/a
125	O	Produce Sink	1	ea.	n/a	n/a	n/a
126	O	3 Compartment sink	1	ea.	n/a	n/a	n/a
127	K
128	K
129	K
130	K
131	K
132	K
133	K					TOTAL

Schedule 2.1 – Encumbrances

Bank of Madison #XXXXXXXXX:   Balance: $9267.49 (interest rate: 8.75%), secured by assets of Madison Restaurant.

Bank of Madison #XXXXXXXXX: Balance: $95,481.60. 19 (interest rate: 8.75%), secured by assets of Covington Restaurant.  Monthly payments of $2,726 with balloon payment due on July 31, 2012.

Magnolia State Bank, approximately $30,000 principal due, secured by pledge or assignment of Amici Franchising franchise agreements.  To be paid off with settlement funds at Closing.

Schedule 3.3. – Allocation of Purchase Price

Schedule 4.1. – Real Property Leases

Lease dated June 24, 2003, by and between RDF Properties, Inc., as Landlord, and Amici Pizza Co., Inc., as tenant.

Schedule 4.2. – Franchise Agreements

Franchise Agreement dated April 25, 2007, between Amici Franchising, LLC as franchisor and A.K. Gulati, as franchisee

Franchise Agreement dated February 11, 2008, between Amici Franchising, LLC as franchisor and Romano Lakes Country Foods, LLC, as franchisee

Franchise Agreement dated December 30, 2008, between Amici Franchising, LLC as franchisor and Joiner & Ewing, LLC as franchisee

Franchise Agreement dated June 15, 2010, between Amici Franchising, LLC as franchisor and Bearphat, LLC as franchisee

Schedule 6.5.- Employees

EXHIBIT A
TRANSFER DOCUMENTS

MADISON RESTAURANT

Exhibit A-1

BILL OF SALE – MADISON RESTAURANT

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Amici Restaurants, Inc., a Georgia corporation (“SELLER”) hereby sells, transfers, and conveys to Madison GA Acquisitions, LLC, a Georgia limited liability company (“BUYER”), all of SELLER’s rights, title, and interest and to the following personal property:

All of the assets described in a certain Asset Purchase Agreement entered into between SELLER and BUYER related to the operation of an AMICI ITALIAN CAFÉ located at 113 S. Main Street, Madison, Georgia (“Madison Restaurant”) and, more specifically, the following:

(a)	Sellers’ interest in all leasehold improvements and fixtures;

(b)	All furniture, equipment, computer hardware and software, and signage used in connection with the Madison Restaurant business and/or located at the Madison Restaurant;

(c)	All smallwares, and inventory and supplies on-hand at the Madison Restaurant premises at Closing (defined below);

(d)	Sellers’ interest in the Madison Restaurant real estate lease, including security deposit;

(e)	Sellers’ interest in any liquor license or other permit(s) required for the sale of alcoholic beverages at the Madison Restaurant location;

(f)	All books and records of Sellers relating to the Madison Restaurant (including vendor documentation);

(g)	Permits and licenses applicable to the operation of the Madison Restaurant (to the extent that they are assignable);

(h)	Prepaid expenses; and

(i)	Sellers’ interest in the telephone number(s) used in connection with the Madison Restaurant.

SELLER warrants that SELLER is the sole owner of the Assets being conveyed and that it has full rights and authority to sell them.

SELLER warrants that the Assets are being conveyed free and clear of all liens and encumbrances, and further warrants that SELLER shall fully defend, protect, and indemnify BUYER from any claims against the Assets.

IN WITNESS WHEREOF, this Bill of Sale is executed and delivered on this 23rd day of February, 2011.

SELLER:

AMICI RESTAURANTS, INC.
A Georgia corporation

By:  /s/ Michael Torino
Name:  Michael Torino
Title: COO

EXHIBIT B
TRANSFER DOCUMENTS

COVINGTON RESTAURANT

Exhibit B-1

BILL OF SALE – COVINGTON RESTAURANT

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Amici Pizza Co., Inc., a Georgia corporation (“SELLER”) hereby sells, transfers, and conveys to Madison GA Acquisitions, LLC, a Georgia limited liability company (“BUYER”), all of SELLER’s rights, title, and interest and to the following personal property:

All of the assets described in a certain Asset Purchase Agreement entered into between SELLER and BUYER related to the operation of an AMICI ITALIAN CAFÉ located at 1116 College, Covington, Georgia (“Covington Restaurant”) and, more specifically, the following:

(a)	Sellers’ interest in all leasehold improvements and fixtures;

(b)	All furniture, equipment, computer hardware and software, and signage used in connection with the Covington Restaurant business and/or located at the Covington Restaurant;

(c)	All smallwares, and inventory and supplies on-hand at the Covington Restaurant premises at Closing;

(d)	Sellers’ interest in any liquor license or other permit(s) required for the sale of alcoholic beverages at the Covington Restaurant location;

(e)	All books and records of Sellers relating to the Covington Restaurant (including vendor documentation);

(f)	Permits and licenses applicable to the operation of the Covington Restaurant (to the extent that they are assignable);

(g)	Prepaid expenses; and

(h)	Sellers’ interest in the telephone number used in connection with the Covington Restaurant.

SELLER warrants that SELLER is the sole owner of the Assets being conveyed and that it has full rights and authority to sell them.

SELLER warrants that the Assets are being conveyed free and clear of all liens and encumbrances, and further warrants that SELLER shall fully defend, protect, and indemnify BUYER from any claims against the Assets.

IN WITNESS WHEREOF, this Bill of Sale is executed and delivered on this 23rd day of February, 2011.

SELLER:

AMICI PIZZA CO., INC.
A Georgia corporation

By:  /s/ Michael Torino
Name:  Michael Torino
Title: COO

Exhibit B-2

SUBLEASE

EXHIBIT C
TRANSFER DOCUMENTS

FRANCHISE OPERATIONS

Exhibit C-1

BILL OF SALE – FRANCHISE OPERATIONS

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Amici Franchising, LLC, a Georgia limited liability company (“SELLER”) hereby sells, transfers, and conveys to Amici Franchising, LLC, a Texas limited liability company (“BUYER”), all of SELLER’s rights, title, and interest and to the following personal property:

All of the assets described in a certain Asset Purchase Agreement entered into between SELLER and BUYER related to franchising the operation of the AMICI ITALIAN CAFÉ concept and, more specifically, the following:

(a)	SELLER’s interest (if any) in any and all rights and registrations relating to all trademarks relating to the AMICI ITALIAN CAFÉ system;

(b)
SELLLER’s interest (if any) in any and all copyrights and copyrighted works relating to the AMICI ITALIAN CAFÉ system including, without limitation, web site design and content, menu and menu board design and content, and operations and training manuals design and content;

(c)	SELLER’s interest (if any) in any and all trade secrets relating to the AMICI ITALIAN CAFÉ system including recipes and preparation techniques;

(d)	SELLER’s interest in any and all other intangible property rights relating to the AMICI ITALIAN CAFÉ system; and

SELLER warrants that SELLER or AFG Partners, LLC is the sole owner of the foregoing Assets and that that no other person has any ownership right in the Assets.

SELLER warrants that the Assets are being conveyed free and clear of all liens and encumbrances, and further warrants that SELLER shall fully defend, protect, and indemnify BUYER from any claims against the Assets.

IN WITNESS WHEREOF, this Bill of Sale is executed and delivered on this 23rd day of February, 2011.

SELLER:

AMICI FRANCHISING, LLC
a Georgia limited liability company

By:  /s/ Michael Torino
Name:  Michael Torino
Title: COO

Exhibit C-2
ASSIGNMENT AND ASSUMPTION OF FRANCHISE AGREEMENTS

THIS ASSIGNMENT AND ASSUMPTION OF FRANCHISE AGREEMENTS (“Assignment”) is entered into by and between Amici Franchising, LLC, a Georgia limited liability company (“Assignor”) and Amici Franchising, LLC, a Texas limited liability company (“Assignee”).

WHEREAS, Assignor franchises the operation of full service, family style Italian restaurants offering a variety of pizzas, pastas, wings, salads, and sandwiches (“AMICI ITALIAN CAFÉ Restaurants);

WHEREAS, Assignor has granted four franchises, the terms and conditions of which are memorialized in four written franchise agreements described on Schedule A (the “Franchise Agreements”);

WHEREAS, Assignor desires to assign to Assignee certain of its rights under the Franchise Agreements and to delegate certain of its obligations under the Franchise Agreement, and Assignee desires to accept such rights and assume such obligations, all as set forth in this Assignment.

NOW, THEREFORE, in consideration of the mutual premises set forth in this Assignment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Assignment of Rights. Assignor hereby assigns to Assignee, and Assignee hereby accepts, all of Assignor’s rights under the Franchise Agreements that accrue on or after the date of this Assignment.

2.           Assumption of Obligations.  Assignee hereby delegates to Assignee, and Assignee hereby assumes, all of Assignors obligations under the Franchise Agreements that accrue on or after the date of this Assignment.

3.           Timely Discharge of Obligations; Indemnification.  The parties expressly acknowledge and agree that Assignee is not assuming any liability for obligations accruing prior to the date of this Assignment.  Specifically, but without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained in this Assignment, Assignee assumes no liability for any claims or obligations (whether sounding in contract or tort, whether disclosed or undisclosed), arising out of or related to the Franchise Agreements, that have accrued prior to the date of this Assignment, or any claims or obligations, arising out of or related to the Franchise Agreements, that are based on actions or omissions occurring prior to the date of this Assignment (each a “Claim”).  Assignor shall timely discharge all obligations not being assumed, and shall indemnify Assignor for all liability and damages (including the amount of any settlement) arising out of or related to such Claim.

4.           Right to Offset.  Assignor and Assignee are parties to a certain promissory note relating to the transfer and assignment of the Franchise Agreements.  If Assignee sustains any liability or damage as a result of any Claim subject to indemnification, Assignee may, at its option and in its discretion and for purposes of exercising its right of indemnification under paragraph 3, above, offset against payments due under the promissory note the amount of the liability or damages. The rights under this paragraph are cumulative and not in lieu of any other rights or remedies available under applicable law.

5.           Choice of Law, Jurisdiction, and Forum Selection. This Agreement and the parties relationship created hereby is governed by Texas law, without regard to conflicts of laws principles. This Agreement shall be performed in Dallas County, Texas and shall be governed by and construed in accordance with the laws of the State of Texas and the County of Dallas, Texas. Any dispute arising out of this Agreement shall be brought and prosecuted exclusively in a state or federal court situated in Dallas County, Texas. The parties irrevocably consent to the personal jurisdiction of these courts, and waive all questions of personal and subject matter jurisdiction or venue for the purpose of carrying out this provision.

6.           Miscellaneous.  This Agreement may be modified or amended only by a writing signed by both Assignor and Assignee.  This Agreement may be executed in a number of identical counterparts, and if so executed, each of such counterparts shall be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement.

7.           Default; Assignor’s Right to Rescind.  The foregoing transaction is part of an integrated transaction involving the acquisition of assets used in connection with an AMICI’S ITALIAN CAFÉ restaurant located at 113 S. Main Street, Madison, Georgia 30650 and an AMICI’S ITALIAN CAFÉ restaurant located at 1116 College, Covington, Georgia 30014, and assets used in connection with franchising the operation of AMICI’S ITALIAN CAFÉ restaurants.  In connection with such acquisitions, affiliates of Debtor are entering into financing documents referred to herein as the “Madison Financing Documents,” the “Covington Financing Documents,” and the “Franchising Financing Documents.”  In the event of a default under the Madison Financing Documents, the Covington Financing Documents, or the Franchising Financing Documents that results in a foreclosure of assets, the assignment represented by this Agreement shall be deemed rescinded, null and void; provided that, in the event of such rescission, all of the covenants and indemnification obligations contained in this Agreement will remain in full effect.

IN WITNESS WHEREOF, each of the parties hereto has executed this Assignment on and to be effective as of the 23rd day of February, 2011.

ASSIGNOR:

AMICI FRANCHISING, LLC
a Georgia limited liability company

By: /s/ Michael Torino
Michael Torino, President

ASSIGNEE:

AMICI FRANCHISING, LLC
a Texas limited liability company

By: /s/ Edward Sigmond
Ed Sigmond, President

Schedule A
Franchise Agreements

Franchise Agreement dated April 25, 2007, between Amici Franchising, LLC as franchisor and A.K. Gulati, as franchisee

Franchise Agreement dated February 11, 2008, between Amici Franchising, LLC as franchisor and Romano Lakes Country Foods, LLC, as franchisee

Franchise Agreement dated December 30, 2008, between Amici Franchising, LLC as franchisor and Joiner & Ewing, LLC as franchisee

Franchise Agreement dated June 15, 2010, between Amici Franchising, LLC as franchisor and Bearphat, LLC as franchisee

FIRST AMENDMENT TO
ASSET PURCHASE AGREEMENT

This First Amendment to Asset Purchase Agreement (“Amendment”) is entered into on this 23rd day of February, 2011, by and between Amici Enterprises, LLC, a Texas limited liability company (“Enterprises”), Madison GA Acquisitions, LLC, a Georgia limited liability company (“MAC”), Covington Acquisitions, LLC, a Georgia limited liability company (“CAC”), Amici Franchising, LLC, a Texas limited liability company (“AFLLC”), and Amici Restaurants, Inc., a Georgia corporation (“ARI”),  Amici Pizza Co., Inc., a Georgia corporation (“APC”), and Amici Franchising, LLC, a Georgia limited liability company (“Franchising”).

For purposes of this Agreement: (i) Enterprises, MAC, CAC, and AFLLC may be referred to interchangeably or collectively as “Buyer”; (ii) ARI, APC, and Franchising may be referred to collectively as “Sellers”; (iii) Buyer and Sellers may be referred to individually as a “Party”, and  (iv) Buyer and Sellers may be referred to collectively as the “Parties.”

Capitalized terms have the meaning ascribed to them in the Asset Purchase Agreement unless otherwise defined in this Amendment.

RECITALS

WHEREAS, contemporaneously with the execution of this Amendment, the Parties are entering into an Asset Purchase Agreement, and exchanging the following closing documents: (1) Bill of Sale for the purchase of Assets relating to the Madison Restaurant; (2) Bill of Sale for the purchase of Assets relating to the Covington Restaurant and a Sublease for the Covington Restaurant premises; and (3) Bill of Sale for the purchase of Assets relating to Franchise Operations and an Assignment and Assumption of Franchise Agreements.

WHEREAS, in connection with the transaction contemplated by the Asset Purchase Agreement, the parties are entering into the following financing agreements: (1) Promissory Note and Security Agreement related to acquisition of the Madison Restaurant, (2) Promissory Note and Security Agreement related to the acquisition of the Covington Restaurant, and (3) Promissory Note related to the acquisition of the Franchise Operations (collectively, the “Financing Documents”).

WHEREAS, the Financing Documents contain various cross default provisions, and the Madison Note and Covington Note are secured by assets relating to operation of the Madison Restaurant, the Covington Restaurant, and Franchise Operations.

WHEREAS, it is the parties’ intent that the transaction contemplated under the Asset Purchase Agreement be considered a single transaction, and that a default under any of the Financing Documents be considered a default of all of the Financing Documents.

WHEREAS, it is further the parties’ intent that, in the event that the non-breaching party declares a default under any of the Financing Documents, the breaching party shall have the right to rescind the entire transaction and all constituent agreements under applicable rules of rescission and the terms of this Amendment.

NOW THEREFORE, in consideration of the mutual premises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

II.	CROSS DEFAULT; RESCISSION

The Parties acknowledge and agree that the Asset Purchase Agreement and all Exhibits thereto and closing documents executed thereunder shall be considered a single, integrated agreement for purposes of default and termination. Notwithstanding anything to the contrary contained in any of the agreements, a default under any of the Financing Documents is considered a default under all of the Financing Documents.

The parties further acknowledge and agree that, in the event that any Seller declares a default under any of the Financing Documents, Buyer shall have the right to rescind the entire transaction and all constituent agreements by delivering written notice of rescission to the other party. In the event of such rescission, the rescinding party shall be liable to the non-rescinding party for restitution damages, but will have no liability for reliance damages. Subject to this limitation, the right to rescission shall be cumulative.

IN WITNESS HEREOF, the Parties hereto have caused this Amendment to be executed in multiple originals by their authorized officers, all as of the date and year first written above

SELLERS:

AMICI RESTAURANTS, INC.
a Georgia corporation

By:
Name:
Title:

AMICI PIZZA CO., INC.
a Georgia corporation

By:
Name:
Title:

AMICI FRANCHISING, LLC
a Georgia limited liability company

By:
Name:
Title:

BUYER:

AMICI ENTERPRISES, LLC
a Texas limited liability company

By:
Name:
Title:

AMICI FRANCHISING, LLC
a Texas limited liability company

By:
Name:
Title:

MADISON GA ACQUISITIONS, LLC
a Georgia limited liability company

By:
Name:
Title:
COVINGTON ACQUISITIONS, LLC
a Georgia limited liability company

By:
Name:
Title:

JOINDER PARTIES:

Michael Torino, Individually

Christian Torino, Individually

AFG Partners, LLC

By:
Michael Torino, President